SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: November 10, 1998


                          EUROPEAN MICRO HOLDINGS, INC.
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               (Exact Name of Registrant as Specified in Charter)



      NEVADA                        0-23949                  65-0803752
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(State or other jurisdiction      (Commission               (IRS Employer
            of incorporation)     File Number)             Identification No.)



6073 N.W. 167TH STREET, UNIT C-25, MIAMI, FLORIDA               33015
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(Address of principal executive offices)                      (Zip code)



Registrant's telephone number, including area code: (305) 825-2458
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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

      On October 26, 1998,  European  Micro plc, a  wholly-owned  subsidiary  of
European Micro Holdings, Inc. ("EUROPEAN MICRO HOLDINGS"), completed its acquisition of all of the outstanding shares of capital stock of Sunbelt (UK) Limited, a company registered in England and Wales ("SUNBELT"), from the shareholders of Sunbelt for $1,008,684 and an earn-out based on the attainment of certain performance criteria. At European Micro Holdings' discretion, the earn-out will be payable in either cash or shares of common stock of European Micro Holdings. The amount of consideration to be paid for the shares of Sunbelt was determined based on a multiple of Sunbelt's net earnings and the attainment of certain performance criteria. The funds used to acquire the shares of Sunbelt came from the cash generated from the business operations of European Micro plc. As a result of the acquisition, Sunbelt is a wholly-owned subsidiary of European Micro plc.

      Sunbelt, formerly privately held, is a distributor of microcomputer products to dealers, VARs and mass merchants throughout Western Europe. Sunbelt's trading operations will be integrated with and into the operations of European Micro plc. Sunbelt's business of distributing its Nova brand products will operate as a separate business entity consistent with past practice. Sunbelt was established in 1992 and is based in Wimbledon, England. In the fiscal year ended June 30, 1998, Sunbelt had total sales of approximately U.S. $16.5 million and pre-tax earnings of approximately U.S. $742,500.

ITEM 7.     FINANCIAL STATEMENT, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (a) & (b) European Micro Holdings intends to provide the financial information required by this Item 7 in connection with the acquisition of Sunbelt by filing an amendment to this Form 8-K. Such amendment will be filed within sixty days from the date this Report is filed with the Securities and Exchange Commission.

      (c) Attached as Exhibit 2.1 to this Report is the Agreement for the Acquisition of Sunbelt (UK) Limited by European Micro plc, dated October 26,
1998. Also attached as Exhibit 99.1 to this Report is a copy of the press release of October 27, 1998 announcing the acquisition of Sunbelt.




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                                  EXHIBIT INDEX
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      EXHIBIT
        NO.             DESCRIPTION
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      2.1               Agreement for the Acquisition of Sunbelt (UK) Limited by
                        European Micro plc, dated October 26, 1998

      99.1              Press Release of October 27, 1998




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                                   SIGNATURES



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    EUROPEAN MICRO HOLDINGS, INC.



Date:  November 10, 1998               By: /S/ JOHN B. GALLAGHER
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                                       Name:  John B. Gallagher
                                       Its: Co-President and Co-Chairman



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